NUCRYST pharmaceuticals corp.
Notice of 2008 Annual and Special Meeting of Shareholders
to be held May 8, 2008
Dear Shareholder:
NOTICE IS HEREBY GIVEN that the 2008 Annual and Special Meeting of shareholders (the “Meeting”) of NUCRYST Pharmaceuticals Corp. (the “Corporation”) will be held in the New England Ballroom A at the Hilton Logan Airport Hotel, One Hotel Drive, Boston Massachusetts, on Thursday, May 8, 2008 at 10:00 a.m. Eastern Daylight Time, to:
(a)	receive and consider the Financial Statements of the Corporation for the financial year ended December 31, 2007 and the Auditors’ Report thereon;

(b)	elect six directors for the ensuing year;

(c)	appoint auditors and authorize the board of directors to fix the auditors’ remuneration;
(d)	consider and, if thought advisable, pass an ordinary resolution to amend the NUCRYST 1998 Equity Incentive Plan; and
(e)	transact such other business as may properly come before the Meeting or any adjournment(s) thereof.
Any adjournment(s) of the Meeting will be held at a time and place to be specified at the Meeting.
The Corporation’s board of directors has fixed the close of business on March 19, 2008 as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting. Only registered shareholders of the Corporation at the close of business on March 19, 2008 will be are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment.
Details of all matters proposed to be put before the Meeting are set forth in the accompanying Information Circular.
If you are unable to attend the Meeting in person, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY in the envelope provided for that purpose. To be effective, your proxy must be returned to Computershare Trust Company of Canada at the address shown on the enclosed envelope so that it arrives no later than Tuesday, May 6, 2008 at 4:30 p.m. Eastern Daylight Time or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. Eastern Daylight Time on the second last business day prior to the date on which the Meeting is adjourned. Proxies received by Computershare after this time will not be accepted; however, the Chairman of the Meeting may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
Dated at Fort Saskatchewan, Alberta, this 11th day of March, 2008.
By Order of the Board of Directors,

Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

NUCRYST pharmaceuticals corp.
INFORMATION CIRCULAR
In this proxy information circular (the “Information Circular”), unless otherwise specified, all monetary amounts are in United States dollars, all references to “$” and “dollars” means U.S. dollars and all references to “CDN$” means Canadian dollars. All references to “NUCRYST”, “Corporation”, “we”, “our”, and “us” refer to NUCRYST Pharmaceuticals Corp. and its subsidiary. Unless otherwise stated, all information in this Information Circular is given as at March 11, 2008.
PURPOSE OF THIS INFORMATION CIRCULAR
NUCRYST has sent this Notice of Annual and Special Meeting and Information Circular, together with the enclosed proxy, because our management (the “Management”) is soliciting your proxy to vote at the 2008 Annual and Special Meeting of shareholders of NUCRYST (the “Meeting”) to be held in the New England Ballroom A at the Hilton Logan Airport Hotel on Thursday, May 8, 2008 at 10:00 a.m. Eastern Daylight Time, for the purposes set out in the Notice of Meeting (the “Notice”) accompanying this Information Circular. This Information Circular contains information about the matters to be voted on at the Meeting and important information about NUCRYST. As many of our shareholders are expected to be unable to attend the Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Meeting. References in this Information Circular to the Meeting include any adjournments or postponements of the Meeting.
Solicitation of Proxies
NUCRYST complies with the proxy solicitation requirements under Canadian provincial securities laws. As a “foreign private issuer”, we are exempt from the United States Securities and Exchange Commission, or SEC, rules regarding proxy solicitation (and certain related matters) and therefore are not subject to the procedural requirements of Rule 14a-5(e) of the Securities and Exchange Act of 1934.
Solicitation of proxies for the Meeting will be primarily by mail, the cost of which will be borne by NUCRYST. Proxies may also be solicited personally by employees of NUCRYST or by telephone, mail, facsimile or email. No additional compensation will be paid to our employees for soliciting proxies. We may, if determined advisable, retain at our expense an agency to solicit proxies for us in Canada and in the United States. We have distributed, at our expense, copies of the Notice, the Information Circular, the form of proxy and our 2007 Annual Report on Form 10-K (collectively, the “Documents”) to clearing agencies, securities dealers, banks and trust companies, or their nominees (collectively, “Intermediaries” and each an “Intermediary”) for onward distribution to shareholders whose common shares are held by or in the custody of those Intermediaries. The Intermediaries are required to forward the Documents to non-registered shareholders.
The solicitation of proxies from non-registered shareholders will be carried out by Intermediaries or by us if the names and addresses of non-registered shareholders are provided to us by the Intermediaries. We will bear the full cost of the solicitation.
Appointment of Proxies
The form of proxy accompanying this Information Circular is being solicited by the Management of NUCRYST. The persons named in the enclosed form of proxy are directors and/or officers of NUCRYST. IF YOU ARE A REGISTERED SHAREHOLDER, YOU HAVE THE RIGHT TO APPOINT ANOTHER PERSON TO ATTEND AND ACT ON YOUR BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED PROXY. TO EXERCISE THIS RIGHT, PLEASE STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE PROXY AND INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED IN THE PROXY FORM. This proxy must be signed by the shareholder or by his attorney in writing, or if the shareholder is a corporation, it must either by under the corporate seal or signed by a duly authorized officer. A person appointed as a proxyholder need not be a shareholder.
INFORMATION ABOUT VOTING
Voting Shares and Principal Holders Thereof
March 19, 2008 is the record date fixed for determining shareholders entitled to notice of the Meeting. Only registered shareholders as at the close of business on March 19, 2008 will be given notice of the Meeting and will be entitled to vote at the Meeting, in person or by proxy, the number of shares held by such holder on the record date.
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You are entitled to one vote on all matters to come before the Meeting for each common share shown registered in your name on March 19, 2008 on our list of registered shareholders which is available for inspection during usual business hours at the offices of our transfer agent, Computershare Trust Company of Canada (“Computershare”), 600, 530-8th Avenue S.W., Calgary, Alberta, T2P 3S8 and at the Meeting. If you acquired ownership of common shares since March 19, 2008, you may establish such ownership and demand in writing to the offices of NUCRYST located at 10102-114th Street, Fort Saskatchewan, AB T8L 3W4, Attention: Vice President, General Counsel and Corporate Secretary, not later than 10 days before the Meeting, that your name be included in the list of shareholders. As of March 11, 2008, NUCRYST had 18,373,464 issued and outstanding common shares.
To the knowledge of our directors and officers, no person owns beneficially, or exercises control or direction over, common shares carrying more than 10% of the voting rights attached to all common shares entitled to be voted at the Meeting, except for The Westaim Corporation, which as of March 11, 2008 owns 13,691,700 common shares, representing approximately 75% of NUCRYST’s currently outstanding common shares.
There are no cumulative or similar voting rights attached to the Common Shares.
Voting at the Meeting
Registered Shareholder: Common Shares Registered in your Name
If on March 19, 2008, your common shares were registered directly in your name with our transfer agent, Computershare, then you are a registered shareholder. As a registered shareholder, you may vote by proxy or in person at the Meeting. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy to ensure your vote is counted.
•	To vote in person at the Meeting, please come to the Meeting and register with the scrutineer and we will give you an attendance card when you arrive.
•	To vote using the enclosed proxy, please complete, sign and return your proxy in accordance with the instructions on the proxy.
If you are voting by proxy, your proxy must be received by our transfer agent, Computershare Trust Company of Canada, Attention Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, no later than Tuesday, May 6, 2008 at 4:30 p.m. Eastern Daylight Time or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. Eastern Daylight Time on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman of the Meeting may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
Beneficial Shareholder: Common Shares in the Name of an Intermediary
If on March 19, 2008, your common shares were held in an account with an Intermediary, such as a brokerage firm, bank, dealer or other organization, then you are a beneficial shareholder and your common shares are held in “street name”. The Intermediary holding your account, or a clearing agency (such as CEDE & Co. in the United States or The Canadian Depository for Securities Limited in Canada) of which the Intermediary is a participant, is considered the registered shareholder for purposes of voting at the Meeting. As a beneficial shareholder, you have the right to attend the Meeting; however, since you are not the registered shareholder, you will not be able to vote your common shares registered in the name of the Intermediary or clearing agency in person unless you have been appointed as a proxyholder by the Intermediary or clearing agency.
We have two kinds of beneficial shareholders — those who have given permission to their Intermediary to disclose their ownership information to us, otherwise referred to as “non-objecting beneficial owners”, and those who have objected to their Intermediaries’ disclosure of this information, otherwise referred to as “objecting beneficial owners”. As allowed under Canadian provincial securities laws, we have obtained a list of our non-objecting beneficial owners from Intermediaries and have used that list to distribute proxy-related materials directly to non-objecting beneficial owners.
If you are a non-objecting beneficial owner, then you will receive a voting information form from our transfer agent, Computershare. If you are an objecting beneficial owner, then you will receive a voting information form from your Intermediary.
The voting instruction form that you will receive as a non-registered shareholder from your Intermediary is similar to the proxy that we provide to our registered shareholders; however; its purpose is limited to instructing your Intermediary, as the registered shareholder, on how to vote on your behalf. No person will be permitted to vote at the Meeting by
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presentation of a voting instruction form. You should follow the directions of your Intermediary with respect to the procedure to be followed. Generally, if you are a non-registered shareholder:
•	To vote using the voting information form, simply complete and return the voting information form in accordance with the instructions.
•	To vote in person at the Meeting, you must instruct Computershare if you are a non-objecting beneficial owner, or your Intermediary, if you are an objecting beneficial owner, to appoint you as proxyholder.
If you have any questions, contact Computershare, if you are a non-objecting beneficial owner, or your Intermediary, if you are an objecting beneficial owner.
If you are a non-registered shareholder, and NUCRYST or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from your Intermediary holding on your behalf.
By choosing to send the Documents to you directly, NUCRYST (and not your Intermediary) has assumed responsibility for (i) delivering the Documents to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Voting of Proxies and Discretion Thereof
If the instructions you give in your proxy are clear, and if the proxy is properly completed and delivered as described above and has not been revoked, the common shares represented by your proxy will be voted or withheld from voting on any poll that may be called for and, if you specify a choice with respect to any matter to be acted upon, the common shares will be voted on any poll in accordance with your instructions.
If you do not provide instructions in your form of proxy, the persons named in the printed portion of the enclosed form of proxy (the “Management Designee”) intend to vote your common shares “FOR” THE ELECTION OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS, FOR THE AUTHORIZATION OF THE BOARD TO FIX AUDITORS’ REMUNERATION AND FOR THE AMENDMENTS TO THE NUCRYST 1998 EQUITY INCENTIVE PLAN AS STATED UNDER THE APPLICABLE HEADINGS IN THIS INFORMATION CIRCULAR.
In addition, the enclosed form of proxy also confers upon the Management Designee, or other person or company named as proxyholder, discretionary authority to vote all common shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. At the time of printing this Information Circular, Management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which are not known to our Management should properly come before the Meeting, the proxies will be voted, or withheld, by the proxyholders according to their discretion and best judgement and, in this regard, the Management Designee, if named as proxyholder, intend to vote in accordance with the judgment of Management.
Revocation of Proxy
If you are a registered shareholder who has given a proxy pursuant to this solicitation, you may revoke your proxy by delivering a proxy with a later date or a form of revocation of proxy. Your proxy or revocation of proxy must be received by our transfer agent, Computershare Trust Company of Canada, Attention Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, no later than Tuesday, May 6, 2008 at 4:30 p.m. Eastern Daylight Time or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. Eastern Daylight Time on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies or revocations of proxies received by Computershare after this time will not be accepted.
Alternatively, you may revoke your proxy and vote in person, by delivering a form of revocation of proxy to the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponements thereof, or in any other manner permitted by law.
Quorum
A quorum for transaction of business at the Meetings is at least two (2) persons present in person, and each holding or representing by proxy at least one of our issued common shares. Notwithstanding the foregoing, if we have only one shareholder, or one shareholder holding a majority of the shares entitled to vote at the Meeting, that shareholder present in person or by proxy constitutes a Meeting and a quorum for such Meeting. The NASDAQ generally requires that listed
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companies have a minimum quorum of 33 1/3% of outstanding common shares. However, because we are a foreign private issuer, we are exempt from the minimum quorum requirement of the NASDAQ.
Results of Voting
Preliminary voting results will be announced at the Meeting. Final voting results will be filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com and filed with the SEC on EDGAR at www.sec.gov/edgar.shtml and will also be published in our Quarterly Report on Form 10-Q for the second quarter of 2008.
MATTERS REQUIRING SHAREHOLDER APPROVAL AT THE MEETING
Election of Directors
Our board of directors (the “board”) currently consists of six (6) directors. All current directors intend to stand for re-election to our board. Our management has put forward the names of the current directors as nominees as outlined below.
Our directors are elected at each annual general meeting of our shareholders and serve until their successors are elected or appointed, unless they resign or are removed earlier. As provided by our articles, the number of directors to be elected at an annual meeting of shareholders shall be the number of directors then in office unless the directors or shareholders by simple majority otherwise determine from time to time. Our board has resolved to set the number of directors to be elected at the Meeting at (6) six.
Our board has considered but determined not to establish policies or procedures in addition to those currently provided by law for the consideration by our directors of candidates recommended by shareholders. In this regard, pursuant to the Business Corporations Act (Alberta) (the “Act”), a registered shareholder entitled to vote at our annual meeting of shareholders, or a beneficial owner of shares, may, subject to the provisions of that Act, submit a proposal for nominations for the election of directors for consideration at our annual meeting if the proposal is signed by one or more registered holders of shares representing in the aggregate not less than 5% of our issued common shares that have the right to vote at the meeting to which the proposal is to be presented, or by beneficial owners of shares representing in the aggregate the same percentage. To be eligible to make a proposal, a person must (i) be a registered shareholder or beneficial owner of the prescribed number of shares or have the prescribed level of support of other shareholders or beneficial owners of shares; (ii) provide NUCRYST with his or her name and address and the names and addresses of those registered holders or beneficial owners of shares who support the proposal; and (iii) continue to hold or own the prescribed number of shares up to and including the day of the meeting at which the proposal is made. The proposal must have been in writing and received by our offices at 10102 114th Street, Fort Saskatchewan, AB T8L 3W4, Attention: Vice President, General Counsel and Corporate Secretary by February 3, 2008. No such proposals were received in connection with the Meeting. However, nothing in the provisions of the Act relating to shareholder proposals precludes nominations for the election of directors made at a meeting of shareholders by registered shareholders or proxyholders (provided the proxy stipulates the proxy holder has such authority).
The Management Designee named in the accompanying form of proxy intend to vote at the Meeting, unless otherwise directed, “FOR” the election of the persons whose names are set forth in the table below to serve as directors until the next meeting of our shareholders (the “Shareholders”) at which the election of directors is considered, or until their successors are elected or appointed. We are not aware that any of our nominees will be unable or unwilling to serve as a director of NUCRYST. However, should we become aware of such an occurrence before the election of directors takes place at the Meeting, the persons named in our accompanying proxy intend to use the discretionary power granted under such proxy to vote for any substitute nominee or nominees whom our board in its discretion may select unless the shareholder has specified in the proxy that his or her shares are to be withheld from voting in the election of directors.
Information on Nominees for Directors
The following table and the notes thereto state the names and ages of all persons proposed to be nominated for election as directors of our board at the Meeting, all other positions and offices with NUCRYST now held by them, their principal occupation or employment, the period during which they have been directors of NUCRYST, and their shareholdings, including the number of voting securities of NUCRYST beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them. The information has been provided to NUCRYST as of March 11, 2008 by the respective nominees.
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Name of					Common
Nominee,					Shares
Province &					Owned,
Country of		Position with		Director	Controlled
Residence	Age	Corporation	Principal Occupation and Biography	Since	or Directed

Neil Carragher, Ontario, Canada	69	Independent Director	Mr. Carragher is the Chairman of The Corporate Partnership Ltd. (a management consulting group).

Chair of Audit Committee

Member of Human Resources & Compensation Committee

			Member of Corporate Governance & Nominating Committee	December 21, 2005	20,500(1)

Roger G.H. Downer Tipperary, Ireland	65	Independent Director	Dr. Downer is the President Emeritus of the University of Limerick, Ireland. Chair of Human Resources & Compensation Committee Member of Corporate Governance & Nominating Committee	December 21, 2005	16,500(1)

Richard W. Zahn New Jersey, USA	56	Independent Director	Mr. Zahn is a private businessman and consultant. Chair of Corporate Governance & Nominating Committee Member of Audit Committee	December 21, 2005	15,500(1)

David W. Poorvin, New Jersey, USA	61	Independent Director	Dr. Poorvin is a consultant for Poorvin Enterprises, a health care consulting company, and has served as Executive-in-Residence for Oxford Biosciences Partners since May 2004.

Member of Audit Committee

Member of Human Resources & Compensation Committee

			Member of Corporate Governance & Nominating Committee	May 30, 2006	7,667(1)

Thomas E. Gardner, New Jersey, USA	60	President, Chief Executive Officer and Chairman	Mr. Gardner became our President, Chief Executive Officer and Chairman of the Board on August 22, 2007.

			Prior to his appointment as our CEO and Chairman, Mr. Gardner was CEO of a number of public and private companies including Songbird Hearing from July 2002 to November 2004, Datamonitor, Base Ten Systems and Access Health. From 1970 to 1995, Mr. Gardner held senior marketing and general management positions at Procter and Gamble, Johnson & Johnson, Simon & Schuster and IMS Health. He currently holds board seats at several privately held companies, including IntegriChain, VisiLED and Virium Pharmaceuticals. He holds a B.A. in Economics / Mathematics from the University of St. Thomas in Minnesota.	May 14, 2007	210,577(2)

Barry M. Heck, Alberta, Canada	46	Past Executive Chair Non-Independent Director	Mr. Heck is an independent businessman. Mr. Heck was appointed as Executive Chairman of the Board on May 23, 2007 and resigned from that position on August 22, 2007, but continued as a director of the Corporation.	December 18, 1997	5,000(3)
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1.	Messrs. Neil Carragher, Roger Downer and Richard Zahn were each granted 3,000 RSUs on December 21, 2006 with a vesting schedule of 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date. On December 21, 2007 share certificates were issued to each of Mr. Carragher, Dr. Downer and Mr. Zahn for 1,500 common shares.

2.	Thomas E. Gardner was granted 5,000 Restricted Stock Units (“RSUs”) upon his appoint as a director to our board all of which vested immediately. 1,000 of the resulting common shares issued to Mr. Gardner are restricted from disposition of any kind until May 30, 2008 and the remaining 4,000 shares are restricted from disposition until his departure from our board. Notwithstanding the restriction on disposition, Mr. Gardner has all the rights of a common shareholder in respect of the restricted shares, including voting rights. Mr. Gardner was also granted an additional 38,910 RSUs upon his appointment as President, Chief Executive Officer and Chairman of our board. The 38,910 RSUs vested immediately and are restricted from disposition of any kind until Mr. Gardner is no longer a director or executive officer of the Corporation. Mr Gardner was also granted 500,000 options upon his appointment as our CEO and Chairman, 1/3 of which vested immediately on the grant date of August 22, 2007 and 1/3 each on August 22, 2008 and 2009.

3.	Barry Heck was granted 5,000 Restricted Stock Units (“RSUs”) upon his appointment as Executive Chairman of our board, all of which vested immediately. 1,000 of the resulting common shares issued to Mr. Heck are restricted from disposition of any kind until May 30, 2008 and the remaining 4,000 shares are restricted from disposition until his departure from our board. Notwithstanding the restriction on disposition, Mr. Heck has all the rights of a common shareholder in respect of the restricted shares, including voting rights.
Appointment of Auditors and Authorization of Board to Fix Auditors’ Remuneration
The independent accounting firm of Deloitte & Touche LLP has served as our auditors since August 9, 2004. Upon unanimous recommendation of our audit committee and our board of directors, Management proposes that Deloitte & Touche LLP be appointed as our auditors to hold office until our next annual general meeting, at remuneration to be fixed by our board.
Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the re-appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of NUCRYST to hold office until the next annual meeting of Shareholders, and to authorize our board to fix the auditors’ remuneration.
Amendment to the NUCRYST 1998 Equity Incentive Plan
Our 1998 Equity Incentive Plan (the “Plan”) was amended and restated prior to our initial public offering in December, 2005. The Plan currently provides, subject to certain restrictions, for the reservation of a fixed maximum of 2,200,000 common shares for issuance in respect of awards granted under the Plan. This does not allow for the renewal of the Plan over time as grants of awards under the Plan are exercised. The TSX Company Manual permits security based compensation plans to have a fixed percentage of the outstanding common shares available for award grants and to allow common shares that have been issued pursuant to the exercise of awards, to again become available for issuance under the plan, provided that all unallocated awards granted pursuant to the Plan are approved by a majority of our shareholders at least every three years. Our board believes that the proposed amendment to the Plan to increase the number of common shares reserved for issuance in respect of awards granted under the Plan to an amount which is equal to 15% of the issued and outstanding common shares of NUCRYST will provide NUCRYST with greater flexibility in recruiting and retaining skilled and motivated officers, directors, employees and service providers and in aligning employee interests with the long-term interest of our shareholders.
At the Meeting, our shareholders will be asked to consider, and if thought advisable, pass a resolution amending the Plan to increase the maximum number of common shares reserved for issuance under the Plan from 2,200,000 common shares, representing 12% of our outstanding common shares as at March 11, 2008, to an amount which is equal to 15% of our issued and outstanding common shares.
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As of March 11, 2008, 18,373,464 common shares are issued and outstanding. If the proposed amendment to the Plan is approved by our shareholders at the Meeting, 2,756,019 common shares will be available for issuance under the Plan and will represent 15% of our outstanding common shares, based on our outstanding common shares as at March 11, 2008.
In addition to the proposal to amend the Plan to increase the number of common shares reserved for issuance in respect of awards granted under the Plan, we are proposing a number of other amendments to the Plan as set forth below.
Amending Provisions
The amending provisions of our Plan currently permit our board to amend the Plan under circumstances where shareholder approval is not required by applicable regulatory authorities. In accordance with Toronto Stock Exchange policies, we propose to amend the Plan to more clearly describe the circumstances under which our board may amend the Plan without shareholder approval. The Corporation’s proposed amendment procedures would permit our board to amend the Plan from time to time and at any time, subject to, as applicable, the approval of the NASDAQ Stock Market (the “Exchange”) and any required regulatory approvals except for those changes which the Plan would specifically require shareholder approval. Under the proposed amendment procedures, the Plan would require shareholder approval for the following changes to the Plan:
1.	extend the term of an option to purchase common shares pursuant to the Plan (an “Option”) or a Tandem Right (as defined herein) granted pursuant to the Plan held by an insider of the Corporation or reduce the exercise price per common share under any Option held by an insider of the Corporation;
2.	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any participant under the Plan under any award previously granted under this Plan (except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Corporation is subject, including the Exchange);
3.	decrease the number of common shares which may be purchased pursuant to any Option without the consent of the grantee of such Option;
4.	set the exercise price of any Option below the Fair Market Value (as defined in the Plan) of such Option on the date of grant; or
5.	extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange.
Removal of Certain Limits on Grants to Insiders
Our Plan currently provides that (i) no more than 10% of our outstanding issue of common shares, in the aggregate, may be reserved for issuance, at any one time, to insiders under the Plan; and (ii) the number of our common shares issued to insiders under the Plan, within a one year period, shall not exceed 10% of the total number of issued and outstanding common shares. We propose to amend the Plan to delete these two restrictions on grants of awards to insiders of the Corporation. We believe that the removal of these restrictions will provide NUCRYST with greater flexibility in recruiting and retaining skilled and motivated officers and directors and in aligning the interests of such persons with the long-term interests of our shareholders.
Computation of Available Shares
For purposes of computing the number of common shares available for grant under the Plan, we propose that the Plan be amended to clarify that common shares that have been issued pursuant to the exercise of awards granted pursuant to the Plan will again become available for issuance under the Plan.
Adjustment of Exercise/Settlement during Blackout Periods
Further to our Insider Trading Policy, our officers, directors and employees may be prohibited from trading in our securities for an interval of time imposed by the Corporation (a “Blackout Period”). As Blackout Periods are of varying lengths and may occur at unpredictable times, awards granted pursuant to the Plan may expire or settle during a Blackout Period. As a result, we propose that the Plan be amended to provide that: (i) where the expiry date of an Option or Tandem Right occurs during or within ten non-blackout trading days following the end of a Blackout Period, the expiry date for such option or Tandem Right shall be the date which is ten non-blackout days following the end of such Blackout Period; and (ii) where the date for the settlement of the grant of common shares or the right to receive common shares pursuant to the Plan occurs during a Blackout Period, NUCRYST shall make such settlement within ten non-blackout trading days following the end of such Blackout Period.
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Concurrently with the above amendments, NUCRYST will also make minor conforming and administrative amendments to the Plan.
The proposed amendments to the Plan were approved by our board on March 19, 2008 subject to the approval of our shareholders and the Toronto Stock Exchange. A simple majority of the votes cast at the Meeting is required to approve the proposed amendments to the Plan. In order to approve the proposed amendments to the Plan, our shareholders will be asked to pass an ordinary resolution in substantially the same form set forth
Recommendation
Our board has concluded that the proposed amendments to the Plan are in the best interests of the Corporation and its shareholders. Accordingly, our board unanimously recommends that shareholders entitled to vote on the amendments to the Plan vote in favour of such amendments.
The form of the resolution to be put to shareholders is as follows:
“BE IT RESOLVED THAT, AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS OF THE CORPORATION, WITH OR WITHOUT AMENDMENT:
1.	The NUCRYST 1998 Equity Incentive Plan (the “Plan”) be amended to increase the maximum number of common shares reserved for issuance pursuant to awards granted under the Plan from 2,200,000 common shares to an amount which is equal to 15% of the issued and outstanding common shares of the Corporation.
2.	The amendments to the Plan to modify the amendment provisions contained in the Plan, to remove certain limitations contained in the Plan on grants of awards to insiders of the Corporation, to clarify that common shares that have been issued pursuant to the exercise of awards granted pursuant to the Plan will again become available for issuance under the Plan and provide for the extension of awards that expire or are to be settled during a blackout period, as approved by the Board of Directors of the Corporation and described in the proxy information circular of the Corporation, dated March 11, 2008, be and the same are hereby approved, ratified and confirmed, without amendment.
3.	Any director or officer of NUCRYST be authorized, for and on behalf of NUCRYST, to perform such further acts and execute and deliver such further documentation and instruments and take such other action, including making all necessary filings with applicable regulatory bodies and exchanges, as such director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matter authorized hereby.”
The persons named in the enclosed form of proxy intend to vote at the Meeting FOR the approval of the amendments to the Plan, unless otherwise directed by you.
SECURITY BASED COMPENSATION ARRANGEMENTS
Securities Authorized for Issuance under the Equity Compensation Plans Information
The following table provides certain information with respect to our Equity Incentive Plan in effect as of December 31, 2007:

	Number of securities to be		Number of securities
Equity compensation plans	issued upon exercise of	Weighted-average exercise	remaining available for
approved by security	outstanding options, warrants	price of outstanding options,	future issuance under equity
holders	and rights	warrants and rights	compensation plans
1998 Equity Incentive Plan			579,299
a) Options	1,405,638	CAD $3.93
b) Restricted Stock Units	39,200
1998 Equity Incentive Plan
The following is a description of the Plan as presently constituted. At the Meeting, we propose to make certain amendments to the Plan. For a discussion regarding the proposed amendments to the Plan to be considered at the Meeting, see “Matters Requiring Shareholder Approval at the Meeting - Amendments to the NUCRYST 1998 Equity Incentive Plan”. The Plan is administered by our board, upon the recommendation of the human resources and compensation committee. Under the Plan, the human resources and compensation committee may grant options to purchase our common shares, share appreciation rights, restricted share units, or RSUs, other share-based awards and incentive awards.
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Eligible Participants. The eligible participants under the Plan include certain of our directors, officers, employees, consultants and other service providers of NUCRYST or its subsidiaries, which we refer to as participants.
Grant Committee. On May 2, 2006, our board of directors appointed a non-executive option grant committee consisting of our President & Chief Executive Officer, our Vice President, Finance and Administration and Chief Financial Officer, and our Vice President, General Counsel and Corporate Secretary. We refer to this committee as the grant committee. The grant committee has the power and authority to grant awards (as that term is defined in the Plan), subject to the terms and upon the conditions of the Plan, to a participant provided that the participant is neither a director nor an executive officer of NUCRYST. We refer to such participants as permitted participants. Each member of the grant committee is authorized to enter into award agreements for and on behalf of NUCRYST with permitted participants in respect of awards approved by the grant committee. Grants of any awards under the Plan by the grant committee are subject to the following restrictions:
•	The aggregate number of all awards granted to any one permitted participant shall not exceed 5,000 per annum; and
•	The aggregate number of all awards granted to all permitted participants shall not exceed 54,000 per annum.
The grant committee does not have the power or authority to grant any awards under the Plan to (i) directors or executive officers of NUCRYST; or (ii) any permitted participant that would result in the aggregate number of all awards granted to the permitted participant to exceed 5,000 in any calendar year (each, a prohibited grant).
Options. Under the Plan, we may grant options intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and non-qualified stock options. The exercise price of options granted under the Plan will be established by the human resources and compensation committee or the grant committee at the time of grant. However, the exercise price at the time of grant will not be lower than the “fair market price” per common share on the date of grant. The fair market price shall be the closing price of the common shares on the exchange (as described below) for the trading day immediately preceding the date on which the granting of the option is approved by the human resources and compensation committee or grant committee. The “exchange” means the NASDAQ or, if the common shares are not then listed and posted for trading on the NASDAQ, on such stock exchange or quotation system on which such shares are listed, posted for trading or quoted.
Share Appreciation Rights. Share appreciation rights may entitle the holder to a payment in cash, common shares or both, at our option, valued by reference to, or otherwise based on or related to the value of, our common shares. The following three types of SARs are authorized for issuance under the Plan:
•	Tandem Rights. A “tandem right” is a SAR granted in connection with an option that is subject to the same terms and conditions applicable to the particular option grant to which it pertains with the following exceptions: the tandem right shall require the holder to elect between the exercise of the underlying option to purchase common shares and the surrender, in whole or in part, of such option in exchange for a payment of cash or, if provided in the award agreement, at our option in common shares, in an amount equal to the excess of (A) the fair market price of the number of common shares covered by that portion of the surrendered option in which the optionholder is vested over (B) the aggregate exercise price payable for such vested shares. For the purposes of tandem rights, fair market price shall be equal to the closing price immediately preceding the date of the option surrender.
•	Concurrent Rights. A “concurrent right” is a SAR granted in connection with an option that applies to all or a portion of common shares subject to the underlying option and which is subject to the same terms and conditions applicable to the particular option grant to which it pertains with the following exceptions: a concurrent right shall be exercised automatically at the same time the underlying option is exercised with respect to the common shares to which the concurrent right pertains and, on exercise, entitles the holder to receive a payment of cash or, if provided in the award agreement, at our option in common shares, in an amount equal to the excess of (A) the aggregate fair market price of the common shares purchased under the underlying option over (B) the aggregate exercise price paid for such shares. For the purposes of concurrent rights, fair market price shall be equal to the closing price immediately preceding the date of the exercise of the concurrent right.
•	Independent Rights. An “independent right” means a SAR granted independently of any option but that is subject to the same terms and conditions applicable to an option with the following exceptions: an independent right shall be denominated in share equivalents. Upon exercise, independent rights will be payable in cash or, if provided in the award agreement, at our option in common shares, in an amount equal to the excess of (A) the aggregate fair market price of a number of common shares equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (B) the aggregate exercise price for the independent right exercised. For the purposes of independent rights, fair market price shall be equal to the closing price immediately preceding the date of exercise of the independent right.
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Restricted Share Units. Restricted share units are grants of common shares that are subject to vesting based upon the passage of time or other criteria specified in the award agreement and which entitle the holder to the issuance of common shares upon the vesting of RSUs. RSUs may be granted in consideration of the performance of services or payments by a participant. Depending on the terms of the award agreement, participants may be entitled to dividends declared by us on our common shares and to vote the restricted common shares during the restricted period. Depending on the terms of the award agreement, the common shares issued upon vesting of the RSUs may themselves be subject to restrictions, such as restrictions on disposition for certain periods of time.
Other Stock-Based Awards. Other stock based awards are awards other than options, SARs or RSUs that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to our common shares.
Incentive Awards. Incentive awards are performance based awards that are denominated in dollars. Both annual and long-term incentive awards may be granted under the Plan. Performance goals for incentive awards under the Plan will be established by the human resources and compensation committee administering the Plan. Performance goals for awards intended to constitute performance-based compensation under Section 162(m) of the Code may include a wide variety of specified measures of our operating results or other criteria established by the human resources and compensation committee at the time of grant.
Shares Reserved; Plan Limits. The aggregate number of common shares currently reserved for issuance under the Plan is 2,200,000 shares. As of the date hereof, 1,515,791 of our common shares are issuable pursuant to awards that have been granted and are outstanding pursuant to the Plan (representing 8.2% of our currently outstanding common shares) and 489,799 of our common shares remain issuable pursuant to future awards granted under the Plan (representing approximately 2.1% of the outstanding Common Shares). The Plan currently provides that the aggregate number of common shares issued to any one participant pursuant to the Plan, within a one-year period, shall not exceed 2,200,000 common shares. The Plan provides that the aggregate number of common shares issued to any one participant pursuant to the Plan, within a one-year period, shall not exceed 5% of the outstanding issue on a non-fully diluted basis, and the number of common shares reserved for issuance to any one participant pursuant to the Plan may not exceed 5% of the outstanding issue on a non-fully diluted basis. Common shares issuable upon the exercise of awards granted under the Plan but not exercised prior to expiration are not available for subsequent grants under the Plan. In addition, the Plan currently provides that no more than 10% of our outstanding issue of common shares, in the aggregate, may be reserved for issuance, at any one time, to insiders under the Plan. Further, the Plan currently provides that the number of our common shares issued to insiders under the Plan, within a one year period, shall not exceed 10% of the total number of issued and outstanding common shares. At the Meeting, we propose to increase the number of common shares issuable pursuant to the Plan and remove certain restriction on grants of awards made to insiders. For a discussion regarding the proposed amendments to the Plan to be considered at the Meeting, see “Matters Requiring Shareholder Approval at the Meeting — Amendments to the NUCRYST 1998 Equity Incentive Plan”.
Adjustment. The human resources and compensation committee is authorized to adjust the number, character and value of common shares underlying awards granted under the Plan to reflect sub-divisions, consolidations or re-classification of our common shares or other changes in our authorized or issued capital, or our payment of stock dividends or other dividends-in-kind.
Other Terms. If the recipient of an option or SAR ceases to be an eligible participant under the Plan for any reason other than death or permanent disability, the rights under the awards held by such a recipient will terminate either 30 days after they cease to be an eligible participant or the expiration of such awards, whichever is earlier.
If the recipient of an option or SAR ceases to be an eligible participant under the Plan by reason of death or permanent disability, the rights under the awards held by such a recipient will terminate either 180 days after they cease to be an eligible participant or the expiration of such award, whichever is earlier.
Under the Plan, awards, including currently outstanding options and RSUs, may be settled only in common shares of NUCRYST or, if applicable, cash.
The period during which an option may be exercised shall not extend beyond 10 years from the date of the grant of the option. The human resources and compensation committee may, however, provide that options granted under the Plan be exercisable in whole or in part only after specified periods designated by the human resources and compensation committee. At the Meeting, we propose to amend the Plan to allow for the extension of the term of an Option where the Option expires in or around a Blackout Period imposed by the Corporation. For a discussion regarding the proposed
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amendments to the Plan to be considered at the Meeting, see “Matters Requiring Shareholder Approval at the Meeting — Amendments to the NUCRYST 1998 Equity Incentive Plan”.
Amendments. Our board of directors shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time, subject to, as applicable, requisite stock exchange approval and any requisite regulatory approvals; provided however that no such amendment or alteration may, without the consent of the participant, alter or impair any award previously granted to a participant. Any amendment to the Plan may require the prior approval of the exchange and applicable regulatory authorities and may require the approval of our shareholders, such approval to be obtained from a majority of the holders of common shares (excluding the votes of common shares held directly or indirectly by insiders benefiting from the amendment) present, in person or by proxy, at a duly constituted meeting of the holders of the common shares, in respect of any amendment to the Plan which seeks to (i) reduce the exercise price or the purchase price paid for any optioned shares, or (ii) extend the vesting period. At the Meeting, we propose to modify the amendment procedures contained in the Plan. For a discussion regarding the proposed amendments to the Plan to be considered at the Meeting, see “Matters Requiring Shareholder Approval at the Meeting — Amendments to the NUCRYST 1998 Equity Incentive Plan”.
Transferability. Except as otherwise provided by the human resources and compensation committee, awards granted under the Plan are not transferable or assignable by the recipient other than by the recipient’s will or applicable law in the event of the death or permanent disability of such a recipient.
A U.S. income tax deduction will generally be unavailable for us in regard to annual compensation in excess of $1.0 million paid to any of our five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1.0 million limit under Section 162(m) of the Code, and it is expected that, generally, options and SARs granted under the Plan will satisfy the requirements for “performance-based compensation.”
The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Code.
No financial assistance is provided by NUCRYST to participants to facilitate the purchase of common shares under the incentive Plan.
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Information required by this item is disclosed in our 2007 Annual Report on Form 10-K under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and is hereby incorporated by reference. A copy of our 2007 Form 10-K accompanies this Information Circular and is filed on and is accessible through SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml. We will provide a copy of our 2007 Form 10-K free of charge to any shareholder who requests a copy.
STATEMENT OF EXECUTIVE COMPENSATION
Information required by this item is disclosed in our 2007 Annual Report on Form 10-K under the caption “Executive Compensation” and is hereby incorporated by reference. A copy of our 2007 Form 10-K accompanies this Information Circular and is filed on and is accessible through SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml. We will provide a copy of our 2007 Form 10-K free of charge to any shareholder who requests a copy.
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
Our board sees its principal role as stewardship of NUCRYST and its fundamental objective as being the creation of shareholder value, including the protection and enhancement of the value of NUCRYST’s assets and operating with honesty and integrity in the conduct of business. Our Board’s stewardship responsibility means that it oversees and supervises the conduct of the business and affairs of NUCRYST and of Management. As part of NUCRYST’s commitment to effective corporate governance, our Board, with the assistance of the Corporate Governance and Nominating Committee, monitors changes in corporate governance practices and regulatory requirements.
NUCRYST is subject to many provisions of the U.S. Sarbanes-Oxley Act of 2002 and related rules of the SEC, the governance standards of the NASDAQ Global Market and certain rules and policies of the Canadian provincial securities regulators regarding audit committees, corporate governance and the certification of certain annual and interim filings. In addition, in 2005, the Canadian provincial securities regulatory authorities finalized, and we became subject to, National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 — Corporate Governance Guidelines (“NP 58-201”). Under NI 58-101, NUCRYST is required to disclose certain information relating to its corporate governance practices. Our board believes that NUCRYST’s corporate governance practices satisfy the recommendations and rules contained in these various regulations. The following disclosure of our
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approach to corporate governance outlines the various procedures, policies and practices that NUCRYST and our board have implemented to address the foregoing requirements:
Board of Directors Composition and Independence
Our Board is currently composed of six (6) directors. In order for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with the Company, its subsidiaries, its senior management or other directors that may compromise the director’s objectivity and ability to make independent judgments. To guide in this determination, in December 2007, the Board adopted director independence criteria. Based on the newly adopted director independence criteria and the definition of “independent” within the meaning of Multilateral Instrument 52-110 Audit Committees (“MI 52-110”) and following a review of the factual circumstances of each director (including financial, contractual and other relationships), our board has determined that four of NUCRYST’s six directors (67%), representing a majority of our directors, are “independent”. Each independent director is required to notify the chair of the corporate governance and nominating committee, as soon as practicable, of any event, situation or condition that may affect our board’s evaluation of his or her independence. The four independent directors are:
Neil Carragher
Roger G.H. Downer
Richard W. Zahn
David W. Poorvin
Mr. Thomas E. Gardner, the President and Chief Executive Officer of NUCRYST, is not considered to be an independent director since he is an employee of NUCRYST. Mr. Barry M. Heck is not considered independent because he was employed within the last three years by our controlling shareholder, The Westaim Corporation.
The following sets out those of our directors that currently serve on the board of other issuers that are reporting issuers (or equivalent):

Director	Directorships
Neil Carragher	Agrium Inc. The Westaim Corporation (TSX)

Roger G.H. Downer	The Westaim Corporation (TSX)

Richard W. Zahn	Norwood Abbey, Ltd. (ASX)

David W. Poorvin	Enanta Pharmaceuticals, Inc. Repros Therapeutics Inc. (NASDAQ)

Barry M. Heck	Kereco Energy Ltd. (TSX)
Messrs. Carragher and Downer are members of the Board of Directors of The Westaim Corporation, out of which NUCRYST was spun in 2005. The Westaim Corporation owns 13,691,700 common shares, representing approximately 75% of NUCRYST’s currently outstanding common shares. Our board has determined that there is no material business relationship between NUCRYST and The Westaim Corporation and, therefore, the directorships held by Messrs. Carragher and Downer with NUCRYST and The Westaim Corporation, do not affect their independence.
Our board requires any director to recuse himself or herself from any decision to be made in any transaction in which the director has a material interest.
Our board schedules regular “in-camera” meetings with independent directors following each of the main board meetings. The in-camera portion of each board meeting consists of one session without the presence of any member of Management and any management directors and one session excluding all members of Management and all non-independent directors (“Executive Sessions”). For the year ended December 31, 2007, our board held six Executive Sessions. Each Executive Session is chaired by an independent director on a rotating basis.
Mr. Gardner, the Chair of our board, is not an independent director. Our board has considered appointing a Lead Director but has determined that the board’s existing practice of rotating the chair of the Executive Sessions amongst the independent directors ensures both that the board functions independently of NUCRYST’s management and that each independent director is given the opportunity of providing leadership to his/her fellow independent directors.
For information concerning the attendance record of each director for all board and committee meetings, refer to the disclosure under the heading “Board and Committee Meetings Record of Attendance” below.
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Mandate of the Board of Directors
In December 2007, our board adopted a written mandate of the board and formal Corporate Governance Guidelines (the “Guidelines”). The mandate of the board is attached as Schedule A to this Information Circular. The Board Mandate and the Guidelines are both available on NUCRYST’s website under “Corporate Governance” at www.nucryst.com. The stewardship of NUCRYST is primarily the responsibility of our board and the three standing committees of the board, and the creation of shareholder value is its fundamental objective, including the protection and enhancement of the value of NUCRYST’s assets and operating with honesty and integrity in the conduct of business. Our board’s stewardship responsibility means that it supervises and oversees the conduct of the business of NUCRYST and of Management through involvement in strategic planning, financial reporting, risk management, senior management determination and succession planning, communication planning, and the implementation and assessment of internal controls, disclosure controls and other systems and procedures consistent with applicable laws and good corporate practice.
Our board delegates day-to-day managerial responsibilities to Management, and any responsibility not delegated to Management or a committee of the board remains with the full board. The Chief Executive Officer’s primary responsibility is to lead Management in its responsibility for managing and operating the business and developing a strategic plan and an annual business plan, including an annual operating budget and capital budget, for review and approval by our board. The board’s approval of the business plan provides a mandate for Management to conduct the affairs of NUCRYST. Material deviations from the plan must be reported to and considered by the board. Our board annually conducts an evaluation of our Chief Executive Officer and considers succession planning, including for the Chief Executive Officer, and management and executive development.
There are five regularly scheduled board meetings per year. However, our board also meets as frequently as the need arises to consider major issues, developments or opportunities. Our board is comprised of individuals with considerable experience as directors of public companies and in corporate governance. The agenda for each board meeting is carefully planned and set by the chairman of the board working in conjunction with Management and committee chairs. Each of the committees of the board has specific responsibilities delineated in the charter established for each respective committee, such charter having been approved by the board in each case.
Committees of the Board of Directors
To assist in the discharge of its responsibilities, our board currently has three standing committees: the Audit Committee, the Human Resources and Compensation Committee, and the Corporate Governance and Nominating Committee. Committees may engage independent consultants and outside advisors at the expense of NUCRYST to assist them in discharging their responsibilities.
Audit Committee
The members of our audit committee are Neil Carragher, Richard W. Zahn and David W. Poorvin, each of whom our board has determined is “independent” within the meaning of and as required by MI 52-110 and the current requirements of the NASDAQ Global Market, the Toronto Stock Exchange and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities. Mr. Carragher chairs the committee. Our board has determined that Neil Carragher is an “audit committee financial expert” (as defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002). In addition, our board has also determined that each member of the audit committee is “financially literate” within the meaning of and as required by MI 52-110 and at least one member of our audit committee meets the financial sophistication requirements of NASDAQ. In considering whether a member of our audit committee is financially literate, the board looks at the ability to read a set of financial statements, including a balance sheet, income statement and a cash flow statement, of a breadth and complexity similar to that of the Corporation’s financial statements.
Our audit committee is responsible for overseeing our financial reporting processes on behalf of our board. Our independent auditors report directly to our audit committee. Specific responsibilities of our audit committee include:
•	evaluating the performance, and assessing the qualifications, of our independent auditors and recommending to our board the appointment of, and compensation for, our independent auditors for the purpose of preparing or issuing an auditors’ report or performing other audit, review or attest services;
•	subject to the appointment of our independent auditors by our shareholders, determining and approving the engagement of, and compensation to be paid to, our independent auditors;
•	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, our independent auditors to perform any proposed permissible non-audit services;
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•	reviewing our annual consolidated and interim condensed consolidated financial statements and respective management’s discussion and analysis of financial condition and results of operations and recommending to our board whether or not such consolidated financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by our board;
•	conferring with our independent auditors and with our Management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•	reviewing and discussing with our Management and independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and investment and hedging policies and the steps taken by our Management to monitor and control these exposures; and
•	reviewing our compliance with environmental, health and safety and other laws and regulations that may have an impact on our financial results.
A copy of our audit committee’s charter is available on our website under “Corporate Governance” at www.nucryst.com
Human Resources and Compensation Committee
The members of our human resources and compensation committee are Roger G. H. Downer, David W. Poorvin and Neil Carragher, each of whom is independent. Dr. Downer chairs the committee.
Specific responsibilities of our human resources and compensation committee include:
•	reviewing and making recommendations to our board with respect to our chief executive officer and other executive officers in relation to their:
•	annual base salary;

•	annual incentive bonus, including the specific goals and amount;

•	equity compensation;

•	employment agreements, severance arrangements and change in control agreements/provisions; and

•	other benefits, compensations, compensation policies or arrangements;
•	reviewing and making recommendations to our board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;
•	reviewing the compensation payable to board and committee members and providing recommendations to our board in regard thereto;
•	overseeing Management succession planning;
•	preparing any report on compensation to be included in our periodic filings or proxy statement; and
•	acting as administrator of the Plan and determining its use, from time to time, as a form of incentive compensation for those entitled to receive grants of stock options and other benefits under the Plan.
A copy of our human resources and compensation committee’s charter is available on our website under “Corporate Governance” at www.nucryst.com.
Corporate Governance and Nominating Committee
The members of our corporate governance and nominating committee are Richard W. Zahn, Roger G. H. Downer, Neil Carragher and David W. Poorvin, each of whom is independent. Mr. Zahn chairs the committee.
Specific responsibilities of our corporate governance and nominating committee include:
•	reviewing board structure, composition and practices, and making recommendations on these matters to our board;
•	reviewing, soliciting and making recommendations to our board and shareholders with respect to candidates for election to the board; and
•	developing and reviewing a set of corporate governance principles for our company.
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A copy of our corporate governance and nominating committee’s charter is available on our website under “Corporate Governance” at www.nucryst.com.
Board and Committee Meetings Record of Attendance
The following table summarizes the meetings of our board and its committees held for the twelve month period ending December 31, 2007 and the attendance of our individual directors at such meetings.

Type of Meeting Held	Number of Meetings
Board	10
Audit Committee	5
Human Resources & Compensation Committee	5
Corporate Governance & Nominating Committee	4

		Committee	Board
		Meetings	Meetings
Director	Committee Memberships	Attended	Attended
N. Carragher	Audit (Chair) Human Resources & Compensation Corporate Governance & Nominating	4 of 5 5 of 5 4 of 4	10 of 10

R.G.H. Downer	Human Resources & Compensation (Chair) Corporate Governance & Nominating	5 of 5 4 of 4	10 of 10

R.W. Zahn	Audit Corporate Governance & Nominating (Chair)	5 of 5 4 of 4	10 of 10

D.W. Poorvin	Audit Human Resources & Compensation Corporate Governance & Nominating	5 of 5 5 of 5 4 of 4	10 of 10

B.M. Heck(1) Past Chair of the Board			10 of 10

T.E. Gardner(2) Chair of the Board	Human Resources & Compensation Corporate Governance & Nominating	2 of 2(2) 2 of 2	5 of 5(2)

Total Attendance Rate		100%	100%

1.	On August 22, 2007, Mr. B.M. Heck resigned as Chairman of the Board but continued as a director of the Corporation.

2.	On May 14, 2007, T.E. Gardner was appointed as a director of the Corporation and was appointed as a member of the Human Resources & Nominating Committee and the Corporate Governance and Nominating Committee. On August 22, 2007 Mr. Gardner was appointed as President, Chief Executive Officer and Chairman of the Board, as a result he was no longer an independent director and was required to resign as a member of the Human Resources & Compensation Committee and the Corporate Governance and Nominating Committee. Mr. Gardner attended all 5 of the 5 Board meetings held after his appointment as a director. Mr. Gardner attended 2 of 2 Human Resources & Compensation Committee meetings after his appointment to that Committee but before he resigned from the Committee upon his appointment as President and CEO and he attended 2 of 2 Corporate Governance and Nominating Committee meetings after his appointment to that Committee but before he resigned from the Committee upon his appointment as President and CEO.
Position Descriptions
In December 2007, our Board approved written position descriptions for the Chair of the Board, Committee Chairs and the Chief Executive Officer copies of which are available on our web site under “Corporate Governance” at www.nucryst.com.
The Board Chair is appointed annually by our board and is charged with ensuring that the board is properly organized and functions efficiently in managing and supervising the business and affairs of the Corporation. The Board Chair is responsible for establishing procedures to govern the board’s work, ensuring that the board is appropriately approving annual goals, objectives and strategies and supervising management’s progress against achieving them. The Board Chair is responsible for setting the agenda of each meeting and annual board calendars to ensure all required business is brought before the board to enable it to carry out its duties and responsibilities. The Board Chair schedules in-camera
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Executive Sessions of independent directors at the end of each regularly scheduled board meeting. The Board Chair ensures that briefing materials are delivered in a timely fashion to the board and are of appropriate length, content and context to support sound decisions. The Board Chair is expected to facilitate and encourage full participation by individual directors and candid discussion of all key matters that come before the Board, creating an atmosphere of openness and trust for directors to ask questions or dissent freely.
Committee Chairs are responsible for providing independent, effective leadership to their respective committees and for guiding the committees in fulfilling their duties and responsibilities set out in the committees’ respective Charters. They are responsible for establishing the agenda for each committee meeting and annual committee calendars to ensure all required business is brought before their respective committees to enable the committees to carry out their duties and responsibilities. They are expected to facilitate ethical and responsible decision making by their committees and effective communication between their committee members and management, both inside and outside of committee meetings.
The chair of our Audit Committee also maintains on-going communications with NUCRYST’s external auditors in order to lead the committee in performing its oversight and other audit-related functions.
Pursuant to the Chief Executive Officer Position Description, our Chief Executive Officer is accountable to our board for the effective overall management of the business and affairs of NUCRYST in conformity with policies agreed upon by the board. As such, our Chief Executive Officer is fully responsible for the day-to-day operations of NUCRYST’s business in accordance with NUCRYST’s strategic plan, current year operating and capital expenditure budgets as approved by our board.
Orientation and Continuing Education
Our corporate governance and nominating committee is responsible for the continuing education of directors and the orientation of new directors. Immediately following appointment, new directors are provided with an orientation binder, which includes historical public information about NUCRYST, a copy of our code of conduct, the charters of our committees of the board, our corporate policies, current strategic plans for NUCRYST and its subsidiaries, organization charts, and materials summarizing issues relating to the Corporation. New directors are also briefed by the Chief Executive Officer and chairman of the board and by the chairmen of the committees of the board to which they are appointed, if any, as well as by our senior Management, and receive tours of the facilities of NUCRYST and its subsidiaries.
Our senior Management make regular presentations to our board and its committees on the main areas of their business and provide monthly updates to our board on our financial and operating performance. Our board and its committees also receive periodic reports from senior Management and external advisors as to new developments in regard to corporate governance and other issues affecting NUCRYST. In addition, our directors are invited to attend scientific review sessions held by our Management.
Ethical Business Conduct
Our board has adopted a Code of Conduct and Ethics for Directors, Officers and Employees and a Finance Code of Conduct for Chief Executive and Senior Financial Officers (the “Codes”). The original Codes have been filed on and are accessible through SEDAR at www.sedar.com In 2007, our board amended the Codes. Copies of the most recent versions of the Codes are available on our website under “Corporate Governance” at www.nucryst.com and may also be obtained, upon request, from NUCRYST at 10102-114th Street, Fort Saskatchewan, AB T8L 3W4, Attention: Vice President, General Counsel and Corporate Secretary.
Our board expects directors, officers and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Codes. Directors, officers and all employees of the Corporation are provided with a copy of the Codes annually and reminded of their obligation to review, understand and comply with the Codes and to report any actual or suspected breaches of the Codes. Compliance with the Codes is monitored by our board and any material issues regarding compliance with the Codes that are brought to the attention of Management are to be brought forward at either the board or appropriate committee meetings, or are referred to our senior executive officers, as may be appropriate in the circumstances.
In addition, in January, 2008, we implemented a telephone and web-based Employees’ Ethics Reporting Hotline to permit our employees to anonymously report concerns regarding compliance with our Codes and any concerns regarding auditing and accounting matters. The Codes were amended to incorporate this new reporting mechanism. The Hotline is operated by an independent third party service provider, such that calls and web-based reports are forwarded to us for investigation while preserving the confidentiality and anonymity of the reporter. Reports that are submitted through the Hotline process will be forwarded anonymously to designated individuals in Management for investigation with a copy
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to the chair of our audit committee in certain circumstances. The Hotline procedures require that investigators, under the supervision of our audit committee, or the audit committee itself, assess each report and take appropriate steps to investigate and address each report. The investigators will, in consultation with the chair of our audit committee determine the means of investigation and, once investigated, what remedial steps, if any, are required. The Hotline system provides a fully integrated case management system that allows reviewers to track and monitor the status and resolution of all reports. Hotline complaints are reported at least quarterly to our audit committee and more frequently, if appropriate.
Any waivers from the Codes that are granted for the benefit of a director or an employee may be granted only by the board or by our corporate governance and nominating committee or our audit committee. We have not filed a material change report since the beginning of our most recently completed financial year that pertains to any conduct of any of our directors or executive officers that constitutes a departure from our Codes. Further, no waiver has ever been granted to any director, officer or other employee of the Corporation under our Codes. If we make any substantive amendments to our Codes, or grant any wavier from a provision of our Codes to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver.
In the case of any transaction or agreement in respect of which a director or executive officer of NUCRYST has a material interest, the director or officer must disclose all actual or potential conflicts of interest in accordance with the Business Corporations Act (Alberta). Where applicable, each such director or executive officer is also required to exclude himself or herself from any discussions or vote relating to such transaction or agreement. NUCRYST, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that only of our directors or executive officers may have. Our corporate governance and nominating committee is also responsible for reviewing and approving or rejecting any potential transactions in which a director or officer of NUCRYST may be involved or connected.
We have also adopted a Disclosure Policy, an Insider Trading Policy and Complaints Procedures For Accounting and Auditing Matters.
Nomination of Directors
Our corporate governance and nominating committee is mandated to recruit and consider director candidates and to make recommendations to our board. In so doing, the committee considers, in addition to any other factors it deems relevant: (i) the competencies and skills that the board considers to be necessary for the board, as a whole, to possess; (ii) the competencies and skills that the board considers each existing director to possess; (iii) the competencies, skills and background each nominee will bring to the board; (iv) the time that each nominee will have available to devote to the Corporation’s business; and (v) whether the nominee will be an independent director. Directors are encouraged to identify potential candidates. An invitation to stand as a nominee for election to the board will normally be made to a candidate by the board through the chairman of the board or his delegate.
Our corporate governance and nominating committee is composed of Messrs. Downer, Carragher, Zahn and Poorvin, all of whom have been determined to be independent directors by our board.
Compensation
Information regarding the process by which our board determines the compensation for our directors is disclosed in our 2007 Annual Report on Form 10-K filing under the caption “Executive Compensation — Compensation of Directors”. A copy of our 2007 Form 10-K accompanies this Information Circular and is filed on and is accessible through SEDAR at www.sedar.com and EDGAR at. www.sec.gov/edgar.shtml.
Board Performance Assessments
Our corporate governance & nominating committee is responsible for making regular assessments of the overall performance, effectiveness and contribution of our board, each committee, the chairman of the board, each committee chair and each director, and reporting on such assessments to our board. The objective of the assessments is to ensure the continued effectiveness of our board in the execution of its responsibilities and to contribute to a process of continuous improvement. In addition to any other matters the corporate governance and nominating committee deems relevant, the assessments will consider in the case of our board or a committee, the applicable mandate or charter, and in the case of individual directors, the competencies and skills each individual director is expected to bring to our board. The 2007 evaluation process involved interviews with each of the directors by the chair of the corporate governance and nominating committee who then complied the results of the interviews and delivered a report of the conclusions of the assessment to the board.
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OTHER INFORMATION
Interest of Certain Persons and Companies in Matters to be Acted Upon
Except as disclosed herein, Management of the Corporation is not aware of any material interest of any director or senior officer, or anyone who held office as such since the beginning of the Corporation’s last financial year, or of any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting other than the election of directors.
Interest of Informed Persons in Material Transactions
We are unaware of any material interest, direct or indirect, of any “informed person” (as such term is defined in National Instrument 51-102 — Continuous Disclosure Obligations) of the Corporation, or any associate or affiliate of any such individual or of the Corporation, in any transaction since the beginning of the last completed financial year of the Corporation or of its subsidiary.
Additional Information
Further financial information is provided in our consolidated financial statements for the fiscal year ended December 31, 2007 and management’s discussion and analysis of the results thereon both of which are contained in our 2007 Annual Report on Form 10-K. A copy of our Form 10-K accompanies this Information Circular. As well, shareholders wishing to receive a copy of such materials should mail a request to the Vice President, General Counsel and Corporate Secretary of the Corporation at 10102-114 Street, Fort Saskatchewan, Alberta, T8L 3W4 and we will provide copies free of charge.
Additional information relating to the Corporation is also available free of charge on SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml.
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APPENDIX A
MANDATE OF THE BOARD OF DIRECTORS
The principal role of the Board of Directors (the “Board”) is stewardship of the Company in achieving its fundamental objective being the creation of shareholder value, including the protection and enhancement of the value of Company’s assets. Our Board’s stewardship responsibility means that it oversees and supervises the Company’s management in the conduct of the business and affairs of the Company in the interest of the Company’s shareholders. The Board may discharge its responsibilities by delegating certain duties to committees of the board and to management. The specific duties delegated to each committee of the Board are outlined in the charters for those committees. To fulfill its role, the Board or a Board committee must perform the following primary functions:
1.	oversee the conduct of the Company’s business to evaluate whether the business is being properly managed;
2.	review and, where appropriate, approve the Company’s major financial objectives, plans and actions;
3.	review and, where appropriate, approve major changes in and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements;
4.	assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;
5.	select and evaluate regularly the performance and approve the compensation of the CEO and, with the advice of the CEO, evaluate regularly the performance of principal senior executives; and
6.	plan for succession of the CEO and monitor management’s succession planning for other key executives.
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